Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-233510, 333-239249, 333-250138 and 333-258744) and Form F-3 (Nos. 333-233724, 333-235368, 333-236030, 333-233976, 333-237629 and 333-253983) of Safe-T Group Ltd. of our report dated March 29, 2022 relating to the financial statements, which appears in Annual Report on Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 29, 2022